UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest event reported):

November 19, 2009

Metabolic Research, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-28769	35-2065469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6320 McLeod Dr, Ste 7, Las Vegas, NV 89120

(Address of principal United States executive offices and Zip Code)

702-263-7070

 (Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

On November 19, 2009, the Company filed a lawsuit in the District Court of Clark County, State of Nevada against Scott J. Ferrell, Michael Campos, Thomas Hess, and Sara Jordan, all of California, for extortion and racketeering.

In late October 2009 defendant Ferrell acting in behalf of Campos, Hess, and Jordan demanded in writing and without warning that the Company agree to an un-provided /unseen stipulation indicating that its Stemulite Fitness Formula product was fraudulent and demanding that the Company make a 100% refund / disgorgement within 30 days or defendant Ferrell would file a complaint under the California Consumers Legal Remedies Act alleging fraud in the advertising and sale of the Company’s Stemulite Fitness Formula.

Defendant Ferrell made the same demands of GNC, the Company’s national distributor.

Item 8.02 Other Events.

On February 8, 2010, the Company received a copy of a lawsuit filed on December 23, 2009 against the Company in United States District Court Central District of California Western Division in behalf of Michael Campos, Thomas Hess, and Sara Jordan.

The suit alleges that the Company’s advertising in the sale of its Stemulite Fitness Formula was fraudulent and claims that the three plaintiffs did not benefit as represented in the product advertising.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired.
     Not Applicable

     (b) Pro forma financial information.
     Not Applicable

     (c) Shell company transactions.
     Not Applicable

     (d) Exhibits.

Exhibit No.	Description

 Not Applicable

SIGNATURE

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metabolic Research, Inc.

DATE: February 16, 2010	By:	/s/ T. W. OWEN
Name: T. W. OWEN
Title:Secretary

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